EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

LogicVision, Inc.

We hereby consent to the use in this Registration Statement on Form S-4 filed by Mentor Graphics Corporation and related Proxy Statement/Prospectus of our report dated March 18, 2009 relating to the consolidated financial statements of LogicVision, Inc. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/    Burr, Pilger & Mayer LLP

Palo Alto, California

May 29, 2009